United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2013

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 27, 2013, the Board of Directors of OXiGENE, Inc. (the “Company”) appointed Barbara Riching as the Company’s Chief Financial Officer. The Company and Ms. Riching have entered into an employment agreement (the “Employment Agreement”) pursuant to which Ms. Riching will be paid $8,292.31 per biweekly pay period in her capacity as Chief Financial Officer. In connection with her appointment, Ms. Riching has also received a stock option to purchase 15,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $4.18 per share. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Ms. Riching, age 54, has many years of experience in the life sciences industry and is a Certified Public Accountant. Ms. Riching joined the Company in December 2011 and since July 2012 has served as the Company’s Interim Chief Financial Officer. She previously served as the Senior Director of Finance for Abgenix, Inc. from 1999 until 2005, just prior to its acquisition by Amgen Inc. Prior to Abgenix, Ms. Riching worked in finance positions at ALZA Corporation, Natural Wonders, Inc., and Ernst & Young LLP. She holds a Bachelor of Arts degree from the University of California at Santa Barbara. Ms. Riching is also a party to the Company’s standard form of employee proprietary information and inventions agreements and to an indemnification agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Barbara Riching

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	OXiGENE, Inc.

/s/ Peter J. Langecker

	By:	Dr. Peter J. Langecker
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement with Barbara Riching